DIDAX INC. & SUBSIDIARY
COMPUTATION OF EARNINGS PER SHARE
6/30/97

PRIMARY EARNINGS PER SHARE:                                     SIX MONTHS ENDED JUNE 30, 1997
                             Common      Exercise     Assumed    Estimated     Assumed    Net Shares  Shares subject
                             Shares       Price      Proceeds    IPO Price   Treas. Stk.    Added     to Recission
                             ------       -----      --------    ---------   -----------    -----     ------------
Common Stock
Assumed issued and
outstanding - beginning of
period                                                                                      1,160,376      607,433

Stock sold during the year:
gofishnet stock                                                                               122,055            0
PK                                                                                             40,000            0
Lasmanis                                                                                        2,212            0

Grant/Exercise of warrants:
Assumed issued and
outstanding - beginning of period                                                              50,962







End of period                       06/30/97


PRIMARY EARNINGS PER SHARE:                                                  07/01/97     Diluted                   Basic
                                                      Total   Grant/Purch.     Days       Weighted                 Weighted
                                                     Shares      Date       Outstanding    Shares                   Shares
                                                     ------      ----       -----------    ------                   ------
Common Stock
Assumed issued and
outstanding - beginning of period                      552,943  01/01/97      181        100,082,683              100,082,683

Stock sold during the year:
gofishnet stock                                        122,055  01/01/97      181         22,091,955               22,091,955
PK                                                      40,000  04/21/97       71          2,840,000                2,840,000
Lasmanis                                                 2,212  04/23/97       69            152,628                  152,628

Grant/Exercise of warrants:
Assumed issued and
outstanding - beginning of period                       50,962  01/01/97      181          9,224,122



                                                                                        -------------             ------------
                                                                                         134,391,388              125,167,266
                                                                                                 181                      181
                                                                                        -------------             ------------
End of period                       06/30/97         Weighted average share outstanding      742,494                  691,532

                                                     Net loss                             -1,392,959               -1,392,959
                                                                                        -------------             ------------

                                                     Net loss per share                        -1.88                    -2.01




DIDAX INC. & SUBSIDIARY
COMPUTATION OF EARNINGS PER SHARE
6/30/97

PRIMARY EARNINGS PER SHARE:                                     THREE MONTHS ENDED JUNE 30, 1997
                             Common      Exercise     Assumed    Estimated     Assumed    Net Shares  Shares subject
                             Shares       Price      Proceeds    IPO Price   Treas. Stk.    Added     to Recission
                             ------       -----      --------    ---------   -----------    -----     ------------
Common Stock
Assumed issued and
outstanding - beginning of
period                                                                                      1,160,376      607,433

Stock sold during the year:
gofishnet stock                                                                               122,055            0
PK                                                                                             40,000            0
Lasmanis                                                                                        2,212            0

Grant/Exercise of warrants:
Assumed issued and
outstanding - beginning of
period                                                                                         50,962







End of period                       06/30/97

PRIMARY EARNINGS PER SHARE:                                                   07/01/97     Diluted          Basic
                                                       Total    Grant/Purch.    Days       Weighted        Weighted
                                                      Shares        Date     Outstanding    Shares          Shares
                                                      ------        ----     -----------    ------          ------
Common Stock
Assumed issued and outstanding - beginning of period    552,943    01/01/97      90        49,764,870      49,764,870

Stock sold during the year:
gofishnet stock                                         122,055    01/01/97      90        10,984,950      10,984,950
PK                                                       40,000    04/21/97      71         2,840,000       2,840,000
Lasmanis                                                  2,212    04/23/97      69           152,628         152,628

Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period     50,962    01/01/97      90         4,586,580

                                                                                         -------------    ------------
                                                                                           68,329,028      63,742,448
                                                                                                   90              90
                                                                                         -------------    ------------
End of period                       06/30/97          Weighted average share outstanding      759,211         708,249

                                                      Net loss                               -896,493        -896,493
                                                                                         -------------    ------------

                                                      Net loss per share                        -1.18           -1.27

DIDAX INC.
COMPUTATION OF EARNINGS PER SHARE
30-Jun-98

BASIC EARNINGS PER SHARE:                                  SIX MONTHS ENDED JUNE 30, 1998
                          Common     Exercise    Assumed               Assumed   Net Shares  Shares subject
                          Shares      Price     Proceeds   IPO Price  Treas. Stk.   Added     to Recission
                          ------      -----     --------   ---------  -----------   -----     ------------
Common Stock
Assumed issued and
outstanding - beginning
of period                                                                          3,542,588    574,434
Rescission reduced on
3/20/98 by 553,184 shares                                                          3,542,588     21,250


Stock sold during the year:

gofishnet stock:
                                                                                     130,292          0



Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period                                  55,414          0



End of period                    06/30/98


BASIC EARNINGS PER SHARE:                                                         07/01/98       Diluted              Basic
                                                            Total  Grant/Purch.     Days         Weighted            Weighted
                                                            Shares    Date       Outstanding      Shares              Shares
                                                            ------    ----       -----------      ------              ------
Common Stock
Assumed issued and outstanding - beginning of period     2,968,154   01/01/98          78       231,516,012         231,516,012
Rescission reduced on 3/20/98 by 553,184 shares          3,521,338   03/20/98         103       362,697,814         362,697,814
                                                                               ---------------------------------  -------------
                                                                                      181       594,213,826         594,213,826
Stock sold during the year:

gofishnet stock:
                                                           130,292   01/01/98         181         23,582,852         23,582,852
                                                                               ---------------------------------  -------------
                                                                                      181         23,582,852         23,582,852

Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period        55,414   01/01/98         181         10,029,934                  -
                                                                                          ----------------------  -------------
                                                                                                 627,826,612        617,796,678
                                                                                                         181                181
                                                                                          ----------------------  -------------
End of period                    06/30/98               Weighted average share outstanding         3,468,655          3,413,241

                                                        Net loss                                  (1,497,831)        (1,497,831)
                                                                                          ----------------------  -------------

                                                        Net loss per share                             (0.43)             (0.44)

DIDAX INC.
COMPUTATION OF EARNINGS PER SHARE
30-Jun-98

BASIC EARNINGS PER SHARE:                                  THREE MONTHS ENDED JUNE 30, 1998
                          Common     Exercise    Assumed               Assumed   Net Shares  Shares subject  Total
                          Shares      Price     Proceeds   IPO Price  Treas. Stk.   Added    to Recission   Shares
                          ------      -----     --------   ---------  -----------   -----    -------------  ------
Common Stock
Rescission reduced on
3/20/98 by 553,184 shares                                                          3,542,588     21,250   3,521,338


Stock sold during the year:

gofishnet stock:
                                                                                     130,292          0     130,292



Grant/Exercise of
warrants:
Assumed issued and
outstanding - beginning
of period                                                                             55,414          0      55,414



End of period                    06/30/98

BASIC EARNINGS PER SHARE:                                                   07/01/98        Diluted                 Basic
                                                              Grant/Purch.     Days        Weighted               Weighted
                                                                 Date       Outstanding     Shares                 Shares
                                                                 ----       -----------     ------                 ------
Common Stock
Rescission reduced on 3/20/98 by 553,184 shares                 03/20/98        90            316,920,420       316,920,420
                                                                             ----------------------------       -----------
                                                                                90            316,920,420       316,920,420
Stock sold during the year:

gofishnet stock:
                                                                01/01/98        90             11,726,280        11,726,280
                                                                             ----------------------------       -----------
                                                                                90             11,726,280        11,726,280

Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period            01/01/98        90              4,987,260                 -
                                                                                              -----------       -----------
                                                                                              333,633,960       328,646,700
                                                                                                       90                90
                                                                                              -----------       -----------
End of period                    06/30/98                  Weighted average share outstanding   3,707,044         3,651,630

                                                           Net loss                              (746,111)         (746,111)
                                                                                              -----------       -----------

                                                           Net loss per share                       (0.20)            (0.20)